Exhibit 99.1
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1
Payment Date Statement: November 20, 2006

a.	Aggregate Amount of Collections	$547,269,099.89
	Aggregate Amount of Non-Principal Collections	$7,189,428.80
	Aggregate Amount of Principal Collections	$540,079,671.09
	Receivable (Pool) Balance	$1,139,867,365.50
	Residual Participation Amount	$289,867,365.50
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	74.57%
	Principal Allocation Percentage	74.57%

c.	Total Amount Distributed on Series 2005-1	$3,908,583.33
	Per $1,000 Original Principal ($850M)	$4.60

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$3,908,583.33

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$708,333.33
	Noteholder Monthly Servicing Fee	$708,333.33

j.	Controlled Deposit Amount	$0.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$850,000,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$114,354,678.54

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$0.00

p.	Servicer Advance	$0.00

q.	Per Annum Interest Rate	5.34%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceeding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceeding Payment Date	$0.00

VW CREDIT, INC. — SERVICER 16-Nov-06	Page 1
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1
Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY	From	To	Days
Current Interest Period	10/20/2006	11/19/2006	31

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,174,593,769.01
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$850,000,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$850,000,000.00
Required Subordinated Amount	$114,354,678.54
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$850,000,000.00
Available Subordinated Amount (previous period)	$115,844,566.17
Incremental Subordinated Amount (previous period)	$2,671,761.63

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	5.3200%
Certificate Coupon (annualized)	5.3400%
Prime Rate (annualized)	8.2500%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	1.3000%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,088,089,962.76
Receivable Balance at the Ending of Period	$1,139,867,365.50
Average Aggregate Principal Balance	$1,113,978,664.13
Aggregate Principal Collections	$540,079,671.09
New Principal Receivables	$591,857,073.83
Receivables Added for Additional Accounts	$0.00
Receivables Removed as of 8/31/2006	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00

MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.6100%
Weighted Average Interest Rate	7.6400%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$5,397,656.32
Less: Prior Advance Reimbursement	$0.00
Less: Servicing Fees Paid	($708,333.33)
Less: Interest Paid to Noteholders	($3,908,583.33)
Equals: Remaining Available Funds before Servicer Advance	$780,739.65
Monthly Loan Payments Due on Included Units but not received	N/A
Servicer Advance	$0.00
PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$125,871,801.00
Used Vehicle Percentage	11.043%
Used Vehicle Percentage During Last Collection Period	10.865%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$37,590,317.00
Largest Dealer Percentage	3.298%

Aggregate Principal Amount of Dealer overconcentration	$1,398,689.42

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$547,269,099.89
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$7,189,428.80
Investment Proceeds	$36,493.55
Aggregate Amount of Principal Collections	$540,079,671.09

PAYMENT RATE INFORMATION
Monthly Payment Rate	48.48%
Previous Collection Period Monthly Payment Rate	55.98%
Monthly Payment Rate 2 collection periods ago	55.47%
3-month Average Payment Rate	53.31%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	April 19, 2008
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	4
First Accumulation Date	April 20, 2008
Expected Final Payment Date	July 20, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$0.00
2. Monthly Noteholder Interest Distribution	$3,908,583.33
3. Noteholder Monthly Servicing Fee Distribution	$708,333.33
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$780,739.65

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00